UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                   FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) May 18, 2007
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                                   Zanett, Inc.
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              (Exact name of registrant as specified in its charter)


Delaware                             001-32589                56-438954
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(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)          Identification No.)


635 Madison Avenue, 15th Floor, New York, NY            10022
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(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code:  (212) 583-0300
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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On May 18, 2007, Zanett, Inc. (the "Company"), together with its wholly-owned subsidiaries, Zanett Commercial Solutions, Inc. ("ZCS") and Paragon Dynamics, Inc. ("PDI" and together with the Company and ZCS, the "Borrowers"), entered into a First Amendment and Modification to Loan and Security Agreement and Other Loan Documents (the "Amendment") with LaSalle Bank National Association ("LaSalle"). The Amendment amends certain terms of the Loan and Securities Agreement dated December 21, 2006 between LaSalle and the Borrowers (the "Loan Agreement") and the Subordination Agreement dated December 21, 2006 between Bruno Guazzoni and LaSalle.

The Amendment limits the maximum revolving credit borrowings under the Loan Agreement to a principal amount of $8 million. The Amendment also modifies the fixed charge coverage ratio test and the senior debt ratio test required by the Loan Agreement. As amended, the Loan Agreement requires the Borrowers to maintain a fixed charge coverage ratio of not less than 1.0 to 1.0 for the three month period ending on December 31, 2006, not less than 0.77 to 1.0 for the six month period ending on March 31, 2007, not less than 0.76 to 1.0 for the nine month period ending on June 30, 2007, and not less than 1.1 to 1.0 for the twelve month period ending on September 30, 2007 and each twelve month period ending on the last day of each fiscal quarter thereafter. As amended, the Loan Agreement also requires the Borrowers to maintain a senior debt ratio of not greater than 3.0 to 1.0 for the three month period ending on December 31, 2006, not greater than 4.30 to 1.0 for the six month period ending March 31, 2007, not greater than 4.25 to 1.0 for the nine month period ending on June 30, 2007, not greater than 2.75 to 1.0 for the twelve month period ending on September 30, 2007, and not greater than 2.5 to 1.0 for the twelve month period ending on December 31, 2007 and each twelve month period ending on the last day of each fiscal quarter thereafter. As amended, the Loan Agreement also requires the Borrowers to maintain EBITDA of not less than $150,000 for the calendar month of May 2007, not less than $160,000 for the calendar month of June 2007, not less than $175,000 for the calendar month of July 2007, and not less than $180,000 for the calendar month of August and for each calendar month thereafter. The Amendment waives the EBITDA covenants for calendar months February, March, and April 2007.

The Amendment makes LIBOR rate borrowing unavailable under the Loan Agreement and changes the interest rate for Prime Rate borrowings under the Loan Agreement to the Prime Rate plus one percent. If the Borrowers meet the financial covenants contained in the original Loan Agreement (including the fixed charge coverage ratio test, the senior debt ratio test, and the monthly EBITDA requirements), and no Event of Default (as defined in the Loan Agreement) has occurred, LaSalle shall notify the Borrowers that future borrowings will bear interest based on the LIBOR rate in accordance with the Loan Agreement or at the Prime Rate plus zero percent.

The Amendment also contains certain representations, warranties, and covenants by the Borrowers and Bruno Guazzoni regarding the outstanding line of credit and loan extended by Mr. Guazzoni to the Borrowers.

As consideration for LaSalle entering into the Amendment, the Borrowers agreed to pay LaSalle an Amendment Fee of $10,000.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
Exhibit No. Description
10.1 First Amendment and Modification to Loan and Security Agreement Other Loan Documents dated as of May 18, 2007, among LaSalle Bank National Association , Zanett, Inc., Zanett Commercial Solutions, Inc., and Paragon Dynamics, Inc.

                               SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ZANETT, INC.



Date:  May 24, 2007          By: /s/ Dennis Harkins
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                                 Dennis Harkins
                                 Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No. Description
10.1 First Amendment and Modification to Loan and Security Agreement Other Loan Documents dated as of May 18, 2007, among LaSalle Bank National Association , Zanett, Inc., Zanett Commercial Solutions, Inc., and Paragon Dynamics, Inc.

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